4

EXHIBIT 99.1
























                     The Money Store Inc. and Subsidiaries
                       Consolidated Financial Statements
                          December 31, 1997 and 1996
                  (With Independent Auditors' Report Thereon)

5

                                 INDEPENDENT AUDITORS' REPORT

The Board of Directors and Shareholders
The Money Store Inc.:

        We have audited the accompanying consolidated statements of financial condition of The Money Store Inc. and subsidiaries as of December 31, 1997 and 1996, and the related consolidated statements of income, shareholders' equity and cash flows for each of the years in the three-year period ended December 31, 1997. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

        We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of The Money Store Inc. and subsidiaries as of December 31, 1997 and 1996, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 1997, in conformity with generally accepted accounting principles.

        As discussed in Note 1 to the consolidated financial statements, the Company adopted the provisions of Statement of Financial Accounting Standards No. 125, "Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities" in 1997.


/s/  KPMG Peat Marwick LLP



KPMG Peat Marwick LLP
Sacramento, CA
February 11, 1998
except as to Note 19, which
is as of March 4, 1998

6

                             THE MONEY STORE INC. AND SUBSIDIARIES
                        CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
                                    (Dollars in thousands)

                                                  Assets
                                                  ------
                                                                             December 31,
                                                                 -----------------------------------
                                                                       1997                     1996
                                                                 ----------               ----------
Cash and cash equivalents                                        $  301,669               $  162,945
Short-term cash investments (Note 10)                               195,580                  161,703
Receivables, net (Note 3)                                         1,287,484                1,157,889
Interest-only strip receivables (Note 4)                          1,170,254                  811,400
Property and equipment, net (Note 5)                                153,074                   73,458
Other                                                                28,640                   24,545
                                                                 ----------               ----------

                                                                 $3,136,701               $2,391,940
                                                                 ==========               ==========

                                     Liabilities and Shareholders' Equity
                                     ------------------------------------

Liabilities:
     Notes payable (Note 6)                                      $1,516,081               $1,319,197
     Accounts payable and other liabilities (Note 8)                542,211                  333,283
     Income taxes, principally deferred (Note 9)                    152,877                  147,197
     Unearned insurance commissions                                   9,466                    7,754
                                                                 ----------               ----------

                                                                  2,220,635                1,807,431
                                                                 ----------               ----------

Subordinated debt (Note 7)                                          250,000                    2,000
                                                                 ----------               ----------
Commitments and contingencies (Note 10)

Shareholders' equity:
     Preferred stock, no par; authorized
           10,000,000 shares; issued and
           outstanding 5,215,000 of $1.72
           mandatory convertible shares in 1997 and 1996
           (aggregate liquidation value of $138,198) (Note 12)      133,363                  133,363
      Common stock, no par; authorized 250,000,000
           shares; issued and outstanding 58,336,635 shares
           in 1997 and 57,791,436 shares in 1996 (Note 12)          196,748                  188,276
     Foreign currency translation adjustment (Note 12)                  104                        -
     Retained earnings                                              335,851                  260,870
                                                                 ----------               ----------

                                                                    666,066                  582,509
                                                                 ----------               ----------

                                                                 $3,136,701               $2,391,940
                                                                 ==========               ==========

                 See accompanying notes to consolidated financial statements.

7

                     THE MONEY STORE INC. AND SUBSIDIARIES
                       CONSOLIDATED STATEMENTS OF INCOME
                 (Dollars in thousands, except per share data)


                                                                        Years ended December 31,
                                                                -------------------------------------
                                                                   1997         1996         1995
                                                                -----------  -----------  -----------
Revenues:
     Gain on sale of receivables, including net
        unrealized gain on valuation of
        interest-only strips                                    $574,553     $395,120     $273,967
     Finance income, fees earned and other                       256,248      209,919      152,048
                                                                --------     --------     --------

                                                                 830,801      605,039      426,015
                                                                --------     --------     --------
Expenses:
     Salaries and employee benefits (Note 13)                    225,061      157,869      118,892
     Other operating expenses (Note 14)                          226,550      175,076      115,440
     Interest                                                    142,218      118,651       92,830
     Provision for credit losses on loans not sold (Note 3)        9,223       14,828       20,222
                                                                --------     --------     --------

                                                                 603,052      466,424      347,384
                                                                --------     --------     --------

Income from continuing operations before income taxes            227,749      138,615       78,631
Income taxes (Note 9)                                             95,120       57,808       32,559
                                                                --------     --------     --------

Income from continuing operations                                132,629       80,807       46,072

Discontinued operations (Note 2):
   Income (loss) from operations of
      auto finance division, less applicable
      income taxes (benefit)                                     (33,419)       4,848        2,643

   Loss on disposal of auto finance division,
      including provision of $3,000 for operating
      losses during phase-out period, less
      applicable income tax benefit                               (7,122)           -            -
                                                                --------     --------     --------

Net income                                                      $ 92,088   $   85,655   $   48,715
                                                                ========   ==========   ==========

Net earnings (loss) per common share:
   Continuing operations (Note 15)                              $   2.13     $   1.42     $   0.90
   Discontinued operations                                         (0.70)        0.09         0.05
                                                                --------     --------     --------

   Net income                                                   $   1.43     $   1.51     $   0.95
                                                                ========   ==========   ==========

Net earnings (loss) per common
  share- assuming dilution:
   Continuing operations (Note 15)                              $   2.06     $  $1.38     $   0.89
   Discontinued operations                                         (0.63)        0.08         0.05
                                                                --------     --------     --------

   Net income                                                   $   1.43     $   1.46     $   0.94
                                                                ========   ==========   ==========

          See accompanying notes to consolidated financial statements

8

                                               THE MONEY STORE INC. AND SUBSIDIARIES
                                          CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
                                           (Dollars in thousands, except per share data)




                                                                                        Foreign
                                                                                       Currency                     Total
                                       Preferred Stock           Common Stock         Translation  Retained      Shareholders'
                                     Shares       Amount      Shares       Amount     Adjustment   Earnings         Equity
                                  ------------   --------   ----------  -----------  -----------  ----------     -------------
Balance, December 31, 1994                   -   $      -   50,804,963  $   57,963   $         -   $ 136,300        $ 194,263
Net income                                                                                            48,715           48,715
Proceeds from exercise
    of stock options                                           534,933       1,640                                      1,640
Common dividends                                                                                      (3,492)          (3,492)
                                  ------------   --------   ----------  ----------  ------------  ----------    -------------
Balance, December 31, 1995                   -          -   51,339,896      59,603             -     181,523          241,126
Net income                                                                                            85,655           85,655
Issuance of preferred
   stock (Note 12)                   5,215,000    133,363                                                             133,363
Issuance of common
   stock (Note 12)                                           5,937,500     122,128                                    122,128
Proceeds and related tax benefits
   from exercise of stock options                              514,040       6,545                                      6,545
Preferred dividends                                                                                     (621)            (621)
Common dividends                                                                                      (5,687)          (5,687)
                                  ------------   --------   ----------  ----------  ------------  ----------     ------------
Balance, December 31, 1996           5,215,000    133,363   57,791,436     188,276             -     260,870          582,509
Net income                                                                                            92,088           92,088
Proceeds and related tax
   benefits from exercise of stock
   options (Note 13)                                           545,199       8,472                                      8,472
Foreign currency translation
   adjustment (Note 12)                                                                      104                          104
Preferred dividends                                                                                  (8,970)           (8,970)
Common dividends                                                                                     (8,137)           (8,137)
                                  ------------   --------   ----------  ----------  ------------  ----------     ------------

Balance, December 31, 1997           5,215,000  $ 133,363   58,336,635  $  196,748  $        104  $ 335,851         $ 666,066
                                  ============  =========   ==========  ==========  ============  ==========     ============


          See accompanying notes to consolidated financial statements

9

                     THE MONEY STORE INC. AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                            (Dollars in thousands)

                                                                                  1997            1996              1995
                                                                           ----------------  ----------------  ---------------
Cash flows from operating activities:
Net income                                                                   $    92,088     $    85,655         $    48,715
Adjustments to reconcile net income to net cash
     used in operations:
      Discontinued operations                                                     40,541          (4,848)             (2,643)
      Depreciation and amortization                                               21,107          15,116               8,362
      Provision for deferred income taxes                                         27,347          47,007              12,033
      Provision for credit losses on loans not sold                                9,223          14,828              20,222
      Net unrealized gain on valuation of interest-only strip receivables        (77,866)              -                   -
      Net change in operating assets and liabilities:
      Increase in short-term cash investments                                    (33,877)        (83,449)            (24,443)
      Proceeds from loans sold                                                 7,703,309       5,449,240           3,508,824
      Loans originated and purchased                                          (7,801,014)     (5,693,054)         (3,822,971)
      Loans repurchased                                                           (4,196)         (6,971)             (9,059)
      Sale of certain interest-only strip receivables                            109,000               -                   -
      Increase in other receivables                                              (39,927)        (16,042)            (30,412)
      Increase in interest-only strip receivables                               (420,033)       (274,645)           (196,070)
      Increase in accounts payable and other liabilities                          21,756          28,382              26,249
      Other, net                                                                  (2,383)         (3,574)             (6,225)
                                                                             -----------     -----------         -----------

Net cash used in operating activities                                           (354,925)       (442,355)           (467,418)
                                                                             -----------     -----------         -----------

Cash flows from investing activities:
      Purchase of property and equipment                                         (55,278)        (32,430)            (17,466)
      Construction in progress                                                   (43,507)        (16,182)                  -
      Payment for purchase of servicing company, net of cash
       acquired                                                                   (2,422)              -                   -
      Payment for purchase of assets of mortgage company                          (2,200)              -                   -
                                                                             -----------     -----------         -----------

      Net cash used in investing activities                                     (103,407)        (48,612)            (17,466)
                                                                             -----------     -----------         -----------

Cash flows from financing activities:
      Net increase (decrease) in secured credit facilities                        (8,896)         52,415              84,472
      Net increase in unsecured credit facilities                                 37,800         250,000               5,000
      Principal payments on unsecured  notes                                    (132,020)        (83,000)           (245,000)
      Proceeds from unsecured notes                                              300,000          20,000             555,000
      Principal payments in subordinated debt                                     (2,000)        (22,000)                  -
      Proceeds from subordinated debt                                            250,000               -                   -
      Debt issuance costs                                                         (4,958)         (1,413)             (2,902)
      Net increase  in collections payable                                       169,347          82,839              78,617
      Net proceeds from issuance of preferred stock                                    -         133,363                   -
      Net proceeds from issuance of common stock                                       -         122,128                   -
      Proceeds from exercise of stock options                                      4,786           2,953               1,640
      Dividends paid                                                             (17,107)         (6,308)             (3,492)
                                                                             -----------     -----------         -----------

      Net cash provided by financing activities                                  596,952         550,977             473,335

Effect of exchange rate changes on cash and cash equivalents                         104               -                   -
                                                                             -----------     -----------         -----------

      Net increase (decrease) in cash and cash equivalents                       138,724          60,010             (11,549)
Cash and cash equivalents at beginning of period                                 162,945         102,935             114,484
                                                                             -----------     -----------         -----------

Cash and cash equivalents at the end of period                                  $301,669        $162,945            $102,935
                                                                             ===========     ===========         ===========

         See accompanying notes to consolidated financial statements.

10

                     THE MONEY STORE INC. AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

  (1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  BUSINESS

        The Money Store Inc. together with its subsidiaries (the "Company") is a financial services company engaged in the business of originating (including purchasing), selling and servicing consumer and commercial loans of specified types and offering related services. Loans originated by the Company primarily consist of: (i) fixed and adjustable rate loans secured by mortgages on residential real estate and loans which allow consumers to borrow up to 125% of the value of their homes ("125 LTV Loans"), (collectively "Home Equity Loans"), which include FHA Title I home improvement loans ("FHA Title I Loans") insured by the Federal Housing Authority (the "FHA") of the United States Department of Housing and Urban Development ("HUD") and other home improvement loans not insured by FHA ("Conventional Home Improvement Loans" and, collectively with FHA Title I Loans, "Home Improvement Loans"); (ii) loans guaranteed in part ("SBA Loans") by the United States Small Business Administration (the "SBA") and commercial loans generally secured by first mortgages ("Small Business Loans" and, together with SBA Loans, "Commercial Loans"); and (iii) government-guaranteed student loans ("Student Loans").

        The Company commenced operations in the United Kingdom ("U.K.") in May 1997, with the purchase of Platform Home Loans Ltd. ("Platform"), a U.K. based servicer of mortgage loans, and the organization of The Money Store Limited U.K. engaged in the business of originating and purchasing mortgage loans.

        Since 1995, the Company has originated motor vehicle retail installment sale contracts purchased from automobile dealers ("Auto Loans"). On January 21, 1998, the Company decided to close its auto finance division as part of its overall strategy to focus on more profitable areas of lending. As a result of this action, the auto finance division is treated as a discontinued operation for financial reporting.

  BASIS OF FINANCIAL STATEMENT PRESENTATION

        The consolidated financial statements include the accounts of The Money Store Inc. and its subsidiaries, all of which are wholly-owned. The consolidated financial statements are prepared in accordance with generally accepted accounting principles. All significant intercompany accounts and transactions have been eliminated in consolidation. In preparing the consolidated financial statements, management is required to make estimates and assumptions which affect the reported amounts of assets and liabilities as of the date of the consolidated statements of financial condition and revenues and expenses for the period. Actual results could differ from those estimates. These estimates include, among other things, estimated prepayments and discount rates on loans sold with servicing retained, valuation of collateral owned, and determination of the allowance for credit losses.

  INVESTMENT IN JOINT VENTURE

       The Company has a 50% equity interest in a limited liability company which is engaged in the business of originating, selling and servicing mortgage loans. As of December 31, 1997, the joint venture had not commenced operations.

11

                     THE MONEY STORE INC. AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

ADOPTION OF NEW ACCOUNTING POLICIES

        On January 1, 1997, the company adopted Statement of Financial Accounting Standards ("FAS") No. 125, Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities. This statement provides guidance for distinguishing transfers of financial assets that are sales from transfers that are secured borrowings. FAS No. 125 supersedes FAS Nos. 76, 77 and 122, while amending both FAS Nos. 65 and 115. The statement is to be applied prospectively and earlier implementation was not permitted.

        For each servicing contract in existence before January 1, 1997, previously recognized servicing rights and excess servicing receivables that do not exceed contractually specified servicing fees are required to be combined, net of any previously recognized servicing obligations under that contract, as a servicing asset or liability. Previously recognized servicing receivables that exceed contractually specified servicing fees are required to be reclassified as interest-only strip receivables and the allowance for credit losses on loans sold will be reclassified as a reduction of these receivables.

        On December 31, 1997, the Company adopted FAS No. 128, Earnings Per Share, and FAS No. 129, Disclosure of Information about Capital Structure.

        FAS No. 128 requires that the Company report basic and diluted earnings per share ("EPS") which replaces primary and fully diluted earnings per share previously reported by the Company. The key difference is that basic EPS does not adjust for common stock equivalents. It also requires dual presentation of basic and diluted EPS on the face of the income statement for all entities with a complex capital structure and requires a reconciliation of the numerator and denominator of the basic EPS computations to the numerator and denominator of the diluted EPS computation. All prior year EPS amounts have been restated to reflect the adoption of FAS No. 128. The adoption of this statement has not had a material effect on the Company's financial statements.

        FAS No. 129 lists required disclosures about capital structure that had been included in a number of previously existing, separate statements and opinions. Adoption of this statement has had no effect on the Company's financial statements.

REVENUE RECOGNITION

(A) GAIN ON SALE OF RECEIVABLES AND VALUATION OF INTEREST-
    ONLY STRIP RECEIVABLES

        Gain on sale of receivables represents the difference between the proceeds (including premiums) from the sale, net of related transaction costs, and the allocated carrying amount of the loans sold. The allocated carrying amount is determined by allocating the original amount of loans (including premiums paid on loans purchased) between the portion sold and any retained interests (interest-only strip receivables and servicing assets and liabilities) based on their relative fair values at the date of sale. The net unrealized gains on valuation of interest-only strip receivables include the recognition of unrealized gains which represents the initial difference between the allocated carrying amount of loans sold and their fair market value. In addition, gain on sale includes non-refundable fees on loans sold and gains or losses on certain transactions structured as an economic hedge. The Company recognizes such gain on sale of loans on the settlement date.

12

                     THE MONEY STORE INC. AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

REVENUE RECOGNITION (CONTINUED)

(A) GAIN ON SALE OF RECEIVABLES AND VALUATION OF INTEREST-
    ONLY STRIP RECEIVABLES (CONTINUED)

        The fair value of the interest-only strip receivables is based upon the present value of future expected cash flows. The cash flows are calculated using a discount rate commensurate with the risk involved and include estimates of future revenues and expenses including assumptions about defaults and prepayments. In connection with securitization transactions, the value of the future expected cash flows are calculated based upon the release of the respective cash flows from the securitization.

        Subsequent to the initial recognition of the interest-only strip receivables, on-going assessments are made to determine the fair value of the expected future cash flows based upon current market conditions. The asset is measured like available-for-sale securities or trading securities under FAS No. 115 and, accordingly, adjustments to the fair value are recorded based upon those classifications. At December 31, 1997, the interest-only strip receivables are classified as trading securities.

        The Company recognizes a servicing asset, which is included in interest-only strip receivables, and a servicing liability, which is included in accounts payable and other liabilities, both of which are initially measured based upon fair value. Subsequently, the asset and liability are measured by amortizing the amounts over the servicing period.

        Impairment of the servicing asset is measured based upon a stratification of risk characteristics. Adjustments are made through a valuation allowance if the carrying value exceeds fair value. Adjustments are not made if the fair value exceeds the carrying value.

(B) FINANCE INCOME

        Finance income includes: (i) servicing compensation; (ii) earnings on the interest-only strip receivables; (iii) interest income on receivables held for sale by the Company; and (iv) miscellaneous fee income.

        The Company ceases to accrue finance income on loans receivable which become 90 days delinquent. Finance income previously accrued and unpaid on loans receivable which become 90 days delinquent is reversed.

LOANS RECEIVABLE

        Loans receivable held for sale are carried at the lower of aggregate cost or market value. Market value is determined by outstanding commitments from investors or current investor yield requirements. There was no allowance for market losses on loans receivable held for sale at December 31, 1997 and 1996.

13

                     THE MONEY STORE INC. AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

LOANS RECEIVABLE (CONTINUED)

        Provision for credit losses on loans not sold is charged to income in amounts sufficient to maintain the allowance at a level considered adequate to cover anticipated losses resulting from liquidation of outstanding loans. The allowance for credit losses on loans not sold is based upon periodic analysis of the portfolio, economic conditions and trends, historical credit loss experience, borrowers' ability to repay, and collateral values.


PROPERTY AND EQUIPMENT, NET

        Property and equipment is stated at cost less accumulated depreciation and amortization. Capital leases are included in property and equipment, at the capitalized amount. Depreciation and amortization are computed primarily using the straight-line method. Estimated useful lives range from three to seven years for furniture and equipment, the lesser of ten years or the lease term for leasehold improvements, and three to five years for capital leases.

        Also included in property and equipment is the capitalization of costs relating to the construction of an office building. Costs include expenditures for the purchase of land, construction of the building along with related costs and the amount of interest associated with the construction. Capitalized interest is recorded as part of the asset cost and will be depreciated over the useful life of the asset when it becomes operational.

COLLATERAL OWNED

        Collateral owned consists of property acquired by foreclosure or in settlement of loans receivable or repossession and is carried at the lower of carrying value or fair value less estimated costs to sell. Collateral owned is $3,068,000 and $7,199,000 at December 31, 1997 and 1996, respectively, and is included in other assets.

INCOME TAXES

        The Company recognizes deferred tax assets and liabilities for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply in the year in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

UNEARNED INSURANCE COMMISSIONS

        The Company receives a commission from third party providers based upon the insurance coverage sold to Home Equity Loan customers. For financial reporting, this income is deferred and recognized over the expected life of the insurance policy.

14

                     THE MONEY STORE INC. AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

NET EARNINGS PER SHARE

        The basic weighted average number of common shares is 58,095,111 for 1997, 56,375,277 for 1996 and 51,028,609 for 1995. The diluted weighted average number of common shares including common stock equivalents is 64,389,816 for 1997, 58,399,322 for 1996 and 51,803,127 for 1995. The Company's common stock equivalents, included in the assumed conversion of the Company's outstanding $1.72 Mandatory Convertible Preferred Stock and the assumed exercise of stock options to the extent they are dilutive. Share and per share amounts have been restated to reflect stock splits effected by the Company.

STATEMENTS OF CASH FLOWS

        The Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

        Supplemental disclosure of cash flow information is as follows:

        Cash paid for interest expense is $142,672,000, $122,531,000 and $84,335,000 for the years ended December 31, 1997, 1996 and 1995, respectively. Cash paid for income taxes is $53,475,000, $9,253,000 and $12,940,000 for the years ended December 31, 1997, 1996 and 1995, respectively.

        Supplemental disclosure of non-cash investing and financing activities is as follows:

        Non-cash investing and financing activities consist of capital lease obligations of $9,531,000 and $3,890,000 for the years ended December 31, 1997 and 1996, respectively, in connection with leases for equipment. There were no non-cash investing or financing activities for the year ended December 31, 1995.

RECLASSIFICATION

        Certain financial statement captions reported in the Consolidated Statement of Financial Condition as of December 31, 1996, the Consolidated Statements of Income and the Consolidated Statements of Cash Flows for the years ended December 31, 1996 and 1995, as well as the 1996 Subsidiary Guarantors' condensed consolidating financial data presented in Note 18 have been reclassified to conform to the presentation of the 1997 consolidated financial statements.

15

                     THE MONEY STORE INC. AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

ACQUISITIONS

        On May 14, 1997, the Company acquired 100% of the stock of Platform Home Loans Ltd., a United Kingdom ("U.K.") based servicer of mortgage loans which was accounted for as a purchase transaction. This acquisition resulted in the recognition of $2,000,000 of goodwill which is being amortized using the straight-line method over five years and is included in other assets.

        On August 14, 1997, the Company acquired substantially all of the assets of Integrated Capital Group Inc., an originator and seller of mortgage loans which was accounted for as a purchase transaction. The amount of $1,450,000 paid in excess of the assets purchased represents a covenant not to compete which is being amortized using the straight-line method over three years and is included in other assets.

FOREIGN CURRENCY TRANSLATION

       All assets and liabilities of the U.K. subsidiaries are translated into U.S. dollars at the rate in effect as of the date of the financial statements. Income and expense items are translated at the weighted average exchange rate for the period. The resulting translation adjustments are recorded as a component of shareholders' equity.

RECENT ACCOUNTING DEVELOPMENTS

        In June 1997, the FASB issued FAS No. 130, Reporting Comprehensive Income, and FAS No. 131, Disclosures about Segments of an Enterprise and Related Information.

        FAS No. 130 establishes standards for reporting and display of comprehensive income and its components (revenues, expenses, gains, and losses) in a full set of general-purpose financial statements. It does not, however, specify when to recognize or how to measure items that make up comprehensive income. FAS No. 130 was issued to address the concerns over the practice of reporting elements of comprehensive income directly in equity. FAS No. 130 is effective for financial statements issued for periods beginning after December 15, 1997.

        FAS No. 131 establishes standards for the way public business enterprises are to report information about operating segments in annual financial statements, and requires those enterprises to report selected information about operating segments in interim financial reports issued to shareholders. It also establishes standards for related disclosures about products and services, geographic areas and major customers. FAS No. 131 is effective for financial statements issued for years beginning after December 15, 1997.

16

                     THE MONEY STORE INC. AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(2) DISCONTINUED OPERATIONS

        On January 29, 1998, the Company announced that it has ceased originating loans in its auto finance division as part of an overall corporate strategy to focus on more profitable areas of lending. This division operated on a nationwide basis and originated loans for the purpose of purchasing new and used cars, minivans, vans and light trucks. The Company sold these loans in securitization transactions with servicing retained. In connection with this, all related operating activity is reclassified and reported as discontinued operations in the 1997 and the preceding years' Consolidated Financial Statements. Also included in the Company's Consolidated Statements of Financial Condition are the assets of the auto finance division of $40,662,000 and $91,512,000 at December 31, 1997 and 1996, respectively, consisting of short-term cash investments, receivables, interest-only strip receivables and equipment. In addition, the Company has liabilities of $80,092,000 and $81,597,000 at December 31, 1997 and 1996, respectively, consisting of accounts payable and intercompany liabilities.

The results of discontinued operations are as follows:

                                                            YEARS ENDED DECEMBER 31,
                                                            -------------------------
                                                            1997       1996      1995
                                                            ----       ----      ----
                                                            (Dollars in thousands)
          Revenues                                       $  6,848   $ 45,210  $ 19,594
          Expenses                                         67,653     39,285    15,192
                                                         --------   --------  --------
          Operating income (loss) before
           taxes and loss on disposal                     (60,805)     5,925     4,402
          Income taxes (benefit)                          (27,386)     1,077     1,759
                                                         --------   --------  --------
          Income (loss) before loss
           on disposal                                    (33,419)     4,848     2,643
          Loss on disposal, net of tax benefit             (7,122)         -         -
                                                         --------   --------  --------

          Income (loss) from discontinued
           operations                                    $(40,541)  $  4,848  $  2,643
                                                         ========   ========  ========

        The loss on disposal provides for lease terminations, employment severance and benefits, write-off of fixed assets and leasehold improvements and an accrual for estimated future operating losses, and is included in accounts payable and other liabilities.

17

                     THE MONEY STORE INC. AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(3) RECEIVABLES, NET


                                                  December 31,
                                       -----------------------------------
                                            1997               1996
                                       ----------------  -----------------
                                             (Dollars in thousands)
     Loans held for sale:
          Home Equity Loans                  $ 727,840          $ 548,181
          Commercial Loans                     188,077            264,655
          Student Loans                        202,658            187,498
          Auto Loans                             2,228             38,779
                                       ----------------  -----------------

                                             1,120,803          1,039,113
     Other receivables                         186,699            138,671
                                       ----------------  -----------------

                                             1,307,502          1,177,784
     Less allowance for credit losses
        on loans not sold                       20,018             19,895
                                       ----------------  -----------------

                                           $ 1,287,484        $ 1,157,889
                                       ================  =================

LOANS HELD FOR SALE

HOME EQUITY LOANS

        Home Equity Loans held for sale have contractual maturities of up to 30 years. Real property of the borrower is usually pledged as collateral. Home Equity Loans are generally sold in securitization transactions with servicing retained.

COMMERCIAL LOANS

        SBA Loans have contractual maturities of up to 25 years. SBA Loans are made under the Small Business Act and are guaranteed in part by the Federal government. The guaranteed and unguaranteed portions of SBA Loans are sold in separate transactions while the Company retains the servicing rights. At December 31, 1997 and 1996, the unguaranteed portion of SBA Loans held for sale is $58,568,000 and $44,829,000, respectively.

        Small Business Loans have maturities up to 30 years. At December 31, 1997 and 1996, Small Business Loans held for sale are $21,618,000 and $120,450,000, respectively.

STUDENT LOANS

        Student Loans have varying maturities. Substantially all loans are made through the Guaranteed Student Loan Program and are at least insured 98% by agencies approved by the United States Department of Education. Student Loans are generally sold in securitization transactions with servicing retained.

18

                     THE MONEY STORE INC. AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(3)  RECEIVABLES, NET (CONTINUED)

Auto Loans

        Auto Loans have contractual maturities up to seven years. The vehicle purchased by the borrower is pledged as collateral. Auto Loans are generally sold in securitization transactions with servicing retained.

OTHER RECEIVABLES

        Other receivables consist primarily of accrued interest, repurchased loans and advances in connection with revolving credit facilities to various originators of home equity loans.

ALLOWANCE FOR CREDIT LOSSES ON LOANS NOT SOLD

        The activity in the allowance for credit losses on loans not sold is summarized as follows:

                                                                   AS OF AND FOR THE
                                                                YEARS ENDED DECEMBER 31,
                                                        ----------------------------------------
                                                           1997          1996          1995
                                                        ------------  -----------   ------------
                                                                (Dollars in thousands)
Balance, beginning of year                              $  19,895     $  15,591     $  14,014
Provision for credit losses on loans not sold:
   Continuing operations                                    9,223        14,828        20,222
   Discontinued operations                                  3,010         2,412           420
Net loans charged off and
 reclassification to collateral owned                     (12,110)      (12,936)      (19,065)
                                                        ---------     ---------     ---------

Balance, end of year                                    $  20,018     $  19,895     $  15,591
                                                        =========     =========     =========

        As of December 31, 1997 and 1996, loans retained by the Company totaling $73,787,000 and $31,602,000, respectively, were on non-accrual status.

19

                             THE MONEY STORE INC. AND SUBSIDIARIES
                          NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(3) RECEIVABLES, NET (CONTINUED)

SERVICED LOAN PORTFOLIO

        The serviced loan portfolio, which consists of loans sold to investors and loans retained by the Company, is as follows:


                                          DECEMBER 31,
                                  -----------------------------
                                      1997           1996
                                  -------------  --------------
                                     (Dollars in thousands)

              Home Equity Loans   $ 11,430,392   $  8,230,776
              Commercial Loans       2,694,640      2,282,384
              Student Loans          1,590,791      1,203,739
              Auto Loans               778,121        475,533
                                  ------------   ------------
                                  $ 16,493,944   $ 12,192,432
                                  ============   ============

(4) INTEREST-ONLY STRIP RECEIVABLES

        The activity in the interest-only strip receivables is summarized as follows:


                                                     As of and for the
                                                  years ended December 31,
                                           -------------------------------------
                                               1997         1996        1995
                                           ------------- ----------- -----------
                                                    (Dollars in thousands)

Balance, beginning of year                 $  811,400     $518,347    $310,627
Initial recognition of the fair value         589,464      406,138     272,175
Unrealized gain on valuation                   27,282
Net amortization                             (148,892)    (113,085)    (64,455)
Sale of certain
   interest-only strip receivables           (109,000)           -           -
                                           ----------     --------    --------

Balance, end of year                       $1,170,254     $811,400    $518,347
                                           ==========     ========    ========


        As of December 31, 1997 and 1996, servicing assets included in the interest-only strip receivables are $39,809,000 and $25,970,000, respectively.

20

                             THE MONEY STORE INC. AND SUBSIDIARIES
                          NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(4)  INTEREST-ONLY STRIP RECEIVABLES (CONTINUED)

        The following chart presents certain weighted average estimates used in the valuation of the interest-only strip receivables:

                                                   Years ended December 31,
                                                 ---------------------------
                                                   1997     1996     1995
                                                 -------- -------- ---------

      Discount rates:
              Home Equity Loans                    11.70%   11.30%    11.60%
              Commercial Loans                     10.50%   10.50%    11.20%
              Student Loans                         8.30%    8.20%     8.70%
              Auto Loans                           12.00%   12.00%    12.00%

      Prepayment rates:
              Home Equity Loans (1)                26.00%   25.00%    22.00%
              Commercial Loans (1)                  9.00%    9.00%     8.50%
              Student Loans (1) (3)                 3.00%    4.00%     2.50%
              Auto Loans (2)                        1.90%    1.80%     1.50%

      Adequate servicing compensations:
              Home Equity Loans                     0.38%    0.35%     0.35%
              Commercial Loans                      0.40%    0.40%     0.40%
              Student Loans (3)                     0.85%    0.85%     0.85%
              Auto Loans                            1.50%    1.50%     1.50%

      Annual loss assumptions:
              Home Equity Loans                     0.75%    0.65%     0.65%
              Commercial Loans                      0.20%    0.20%     0.25%
              Student Loans                            -        -         -
              Auto Loans                           12.50%    4.30%     2.90%


(1)  Represents an annual prepayment rate  (HEP/CPR).
(2)  Represents a monthly rate based on original principal balance  (ABS).
(3)  Represents an average of in-school and repayment periods.

21

                      THE MONEY STORE INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(5)  PROPERTY AND EQUIPMENT, NET

                                                   December 31,
                                        ---------------------------------
                                            1997                 1996
                                        -------------        ------------
                                              (Dollars in thousands)

      Land                              $  7,316                $ 7,296
      Buildings and improvements           8,411                  6,182
      Furniture and equipment            128,274                 75,085
      Construction in progress (a)        59,689                 16,182
                                        --------                -------

                                         203,690                104,745

      Less accumulated depreciation
          and amortization                50,616                 31,287
                                        --------                -------

                                        $153,074                $73,458
                                        ========                =======


        (a) Includes capitalized interest of $4,047,000 and $803,000 at December 31, 1997 and 1996, respectively.

(6)  NOTES PAYABLE

                                                  DECEMBER 31,
                                        --------------------------------
                                            1997              1996
                                        --------------   ---------------
                                            (Dollars in thousands)

      Secured:
        Warehouse notes                   $   391,561       $   408,244
        Obligations under
         capital leases                        11,590             3,803
                                          -----------       -----------
                                              403,151           412,047

      Unsecured:
        Revolving credit
         facility                             287,800           250,000
        Senior notes                          825,000           637,000
        Other unsecured notes                     130            20,150
                                          -----------       -----------

                                            1,112,930           907,150
                                          -----------       -----------

                                          $ 1,516,081       $ 1,319,197
                                          ===========       ===========

22

                             THE MONEY STORE INC. AND SUBSIDIARIES
                          NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(6)  NOTES PAYABLE (CONTINUED)

SECURED NOTES

        The Company has available lines of credit, which are subject to renewal periodically, for warehousing of loans of $2,500,000,000 at December 31, 1997. Outstanding borrowings under these credit facilities are collateralized by loans of $395,081,000 at December 31, 1997. Upon the sale of loans, the notes are repaid.

        At December 31, 1997, the future minimum lease payments under capital lease obligations are as follows (dollars in thousands):

                        1998               $  4,685
                        1999                  3,518
                        2000                  3,183
                        2001                  1,466
                        2002                    512
                        Thereafter               15
                                       -------------

                        Total               $13,379
                                       =============

Included in the above amounts is $1,789,000 representing interest.

        The following table presents data on warehouse notes payable:

                                                     YEARS ENDED DECEMBER 31,
                                 -------------------------------------------------------------
                                        1997                   1996                  1995
                                 ----------------       ----------------      ----------------
                                                    (Dollars in thousands)
Weighted average interest rate
 for the year                                6.2 %                7.1 %                 7.7 %
Weighted average interest rate at
     end of year                             6.6 %                7.5 %                 6.6 %
Average amount outstanding for
     the year                         $  904,717           $  799,282              $548,733
Maximum amount outstanding
     at any month end                 $1,143,994           $1,281,698              $916,426

23

                             THE MONEY STORE INC. AND SUBSIDIARIES
                          NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(6)      NOTES PAYABLE (CONTINUED)

UNSECURED NOTES

        The Company has an $800,000,000 unsecured revolving credit facility (the "Credit Facility") which expires June 30, 2000. At December 31, 1997, outstanding advances under the Credit Facility were $287,800,000.

        The aggregate amount of senior notes maturities for each of the five years following 1997 are as follows (dollars in thousands):

                        1998              $  40,000
                        1999                190,000
                        2000                110,000
                        2001                 35,000
                        2002                325,000
                        Thereafter          125,000
                                      -------------

                                           $825,000
                                      =============


        The Company is required to comply with various operating and financial covenants defined in the agreements governing the issuance of the senior notes and the Credit Facility. In addition, certain of the Company's warehouse notes incorporate the restrictions contained in the senior notes or otherwise contain similar restrictions. The covenants restrict the payment of certain distributions including dividends. At December 31, 1997, the Company has available $358,468,000 for the payment of such distributions under the most restrictive of these covenants.

        Costs incurred in connection with the issuance of the unsecured notes have been deferred and are being amortized over the terms of the respective notes using a method that approximates level-yield. At December 31, 1997 and 1996, the unamortized debt issuance costs are $5,668,000 and $4,875,000, respectively.

24

                     THE MONEY STORE INC. AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(6)  NOTES PAYABLE (CONTINUED)

        The following table presents data on unsecured notes payable:

                                                          YEARS ENDED DECEMBER 31,
                                     ------------------------------------------------------------
                                            1997                  1996                  1995
                                     ----------------      ----------------      ----------------
                                                        (Dollars in thousands)
Weighted average interest rate for
     the year                                  7.6 %                8.2 %                 8.7 %
Weighted average interest rate at
     end of year                               7.9 %                7.8 %                 8.6 %
Average amount outstanding for
     the year                           $1,207,848           $  822,833              $561,483
Maximum amount outstanding
     at any month end                   $1,497,230           $1,010,150              $720,150

(7)  SUBORDINATED DEBT

                                                   DECEMBER 31,
                                            ---------------------------
                                               1997            1996
                                            -----------     -----------
                                              (Dollars in thousands)

          7.3% due December 1, 2002    (a)  $  150,000      $        -
          8.0% due December 1, 2007    (a)     100,000               -
          7.8% due September 2, 1997                 -           2,000
                                            -----------     -----------

                                            $  250,000      $    2,000
                                            ===========     ===========

        (a) Interest on the notes is payable semiannually on June 1 and December 1, commencing June 1, 1998. The notes are unsecured, subordinated to all existing and future senior indebtedness, and effectively subordinated to all indebtedness and other obligations of the Company's subsidiaries.

25

                     THE MONEY STORE INC. AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(7)  SUBORDINATED DEBT (CONTINUED)

        As of December 31, 1997, the unamortized subordinated debt issuance costs are $1,796,000. These costs are related to the $250,000,000 of subordinated debt issued in 1997. The subordinated debt issuance costs associated with the subordinated debt outstanding as of December 31, 1996 had been substantially amortized.

(8)  ACCOUNTS PAYABLE AND OTHER LIABILITIES

        Accounts payable and other liabilities includes $415,365,000 and $246,018,000 at December 31, 1997 and 1996, respectively, of funds collected on loans sold and serviced for others. The Company is responsible for the collection of principal and interest which is remitted primarily in the month following collection. Also included in accounts payable and other liabilities at December 31, 1997 is an accrual for the loss on disposal of the auto finance division of $12,000,000 and the recognition of a servicing liability for the auto finance division of $8,700,000.

(9)  INCOME TAXES

        The provision for income taxes from continuing operations is as follows:


                                                                                    YEARS ENDED DECEMBER 31,
                                                         -------------------------------------------------------------------------
                                                                1997                         1996                         1995
                                                         ---------------              ---------------              ---------------
                                                                                   (Dollars in thousands)
        Current                                                  $52,019                      $14,359                      $22,920
        Deferred                                                  43,101                       43,449                        9,639
                                                         ---------------              ---------------              ---------------

                                                                 $95,120                      $57,808                      $32,559
                                                         ===============              ===============              ===============


        Deferred tax expense relating to discontinued operations is $19,596,000 for the year ending December 31, 1997. Deferred tax expense from discontinued operations for the years ending December 31, 1996 and 1995 was not material.

        A reconciliation between the expected Federal income tax expense and the actual income tax expense is as follows:

                                                                     YEARS ENDED DECEMBER 31,
                                           ------------------------------------------------------------------------
                                                 1997                         1996                         1995
                                           --------------               --------------               --------------
                                                                     (Dollars in thousands)
Income from continuing operations
    before income taxes                          $227,749                     $138,615                      $78,631
Statutory Federal income tax rate                      35%                          35%                          35%
                                           --------------               --------------               --------------

Computed expected income tax expense               79,712                       48,515                       27,521
State income taxes net of Federal income
    tax benefit                                    15,408                        9,293                        5,038
                                           --------------               --------------               --------------

                                                 $ 95,120                     $ 57,808                      $32,559
                                           ==============               ==============               ==============

26

                     THE MONEY STORE INC. AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(9)  INCOME TAXES (CONTINUED)

        At December 31, 1997, the Company has state net operating loss carryforwards available of $24,924,000, expiring on various dates through 2017.

        The tax effect of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities is as follows:


                                                     DECEMBER 31,
                                          ---------------------------------
                                                1997              1996
                                          ---------------   ---------------
                                                (Dollars in thousands)

         Deferred tax assets:
           Provision for credit losses
            on loans not sold                    $  8,007          $  7,958
           Interest on non-accrual loans           18,679            12,307
           Unearned insurance                       3,935             3,213
           Deferred bonuses                         5,318             4,880
           Auto division expense accruals           4,988                 -
           Other                                    3,266               713
                                          ---------------   ---------------

                                                   44,193            29,071
                                          ---------------   ---------------
         Deferred tax liabilities:
           Interest-only strip receivables        200,019           162,552
           Depreciation and amortization            4,042             2,883
                                          ---------------   ---------------

                                                  204,061           165,435
                                          ---------------   ---------------

         Net deferred tax liability              $159,868          $136,364
                                          ===============   ===============



        Management believes it is more likely than not that the Company will realize the benefit of deferred tax assets and that such assets will reverse during periods in which the Company generates net taxable income and reversal of deferred tax liabilities.

27

                     THE MONEY STORE INC. AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(10) COMMITMENTS, CONTINGENCIES AND CONCENTRATIONS OF CREDIT RISK

        The Company is obligated under noncancellable operating leases for property and equipment expiring at various dates through 2003. Minimum annual rental payments at December 31, 1997 are as follows (dollars in thousands):

                   1998              $     15,135
                   1999                    12,619
                   2000                     8,219
                   2001                     5,221
                   2002                     2,671
                   Thereafter                   5
                                     ------------

                                     $     43,870
                                     ============


        Rent expense amounted to $14,462,000, $12,458,000 and $9,730,000 for the years ended December 31, 1997, 1996 and 1995, respectively.

        The Company began development of an office building located in West Sacramento, California in May 1996, with completion expected in 1998. This project, which includes the purchase of land and building construction, is estimated to cost $87,000,000, and will be funded out of the general working capital of the Company. In addition, capitalized expenditures to complete the building for occupancy are anticipated to be approximately $10,000,000. Total expenditures including capitalized interest to date are $66,802,000. The 400,000 square foot building will help to centralize operations and support additional staff for the anticipated growth of the business.

        The Company has provided revolving credit facilities to various originators of home equity loans. These facilities provide the originators with warehouse financing prior to the sale of loans, usually to the Company. These agreements, which are subject to renewal periodically, bear interest at rates primarily between prime plus 2.00% and 2.50% and are collateralized by the loans. Upon sale of the loans, the advances are repaid. At December 31, 1997, the Company has made available to originators, lines of credit of approximately $88,000,000. Advances outstanding at December 31, 1997 and 1996, are $17,389,000 and $8,291,000, respectively, and are included in Receivables, net.

        In certain securitization transactions, the Company subordinates a portion of its interest in excess cash flows to the interest of investors. The investors' protection from losses is provided by the subordination of the Company's cash flows including among other methods, various combinations of cash deposits provided by the Company, subordination accounts and credit enhancement provided by third parties. At December 31, 1997 and 1996, short-term cash investments represent restricted cash deposits held in interest-bearing accounts for the protection of investors from losses. In addition, advances in connection with subordination accounts of $379,500,000 and $225,100,000 are included in interest-only strip receivables. In senior subordinated structures, the senior certificate holders are protected from losses by outstanding subordinated certificates and credit enhancements provided by third parties, and in some cases the limited guarantee of the Company.

28

                     THE MONEY STORE INC. AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(10) COMMITMENTS, CONTINGENCIES AND CONCENTRATIONS OF CREDIT RISK (CONTINUED)

        In certain securitizations, limited guarantees are provided by the Company as credit enhancement. During the second quarter of 1997, the Company completed two asset-backed securitizations, one collateralized by Commercial Loans, and the other by Home Equity Loans which employed a senior/subordinate structure with the subordinate bonds enhanced by a limited guarantee by the Company. At December 31, 1997, these limited guarantees amounted to approximately $13,000,000.

        In an attempt to minimize the risk of interest rate fluctuations, one of the strategies employed by the Company is to enter into agreements that allow it to sell loans to certain trusts in the future at an agreed upon price. At December 31, 1997, under the terms of such agreements the Company had the right to deliver $207,710,000 of Home Equity Loans, $1,666,000 of Commercial Loans, $12,634,000 of Student Loans and $21,486,000 of Auto Loans, within approximately 90 days of such date.

        In addition, the Company occasionally purchases and sells government securities at agreed upon prices as an economic hedge. Losses on these transactions, which are included in the gain on sale of receivables amounted to $20,599,000, $1,139,000 and $5,110,000 for the years ended December 31, 1997,
1996 and 1995, respectively.

        The Company generally sells its Home Equity Loans with servicing retained in mortgage pass-through transactions and in whole loan transactions. In certain whole loan transactions, the Company is subject to off-balance sheet credit risk in the normal course of business due to commitments and obligations to service and repurchase loan receivables which are not included in the accompanying consolidated financial statements. These commitments and obligations do not necessarily represent future cash flow obligations. The obligations to repurchase Home Equity Loans are subject to various terms and conditions including limitations on the amount of loans that may be required to be repurchased in any given year. Based upon the terms of whole loan transactions and management's estimates of the lives of the underlying portfolios, management believes that there are $40,224,000 of Home Equity Loans at December 31, 1997 which the Company may be required to repurchase in the future should such loans become more than 90 days past due.

        The Company's serviced loan portfolio is widely dispersed. At December 31, 1997, loans to borrowers in the State of California accounted for approximately 18% of total serviced loan portfolio, while no other state accounted for more than 7%.

        In the normal course of business, the Company is subject to various legal proceedings and claims, the resolution of which will not in management's opinion, have a material adverse effect on the consolidated financial position or results of operations of the Company.

29

                     THE MONEY STORE INC. AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(11)  RELATED PARTY TRANSACTIONS

        The Company leases corporate administrative offices in New Jersey from a joint venture which includes a general partnership, whose partners are shareholders and executive officers of the Company. The annual rent under this lease, which expires in 2000, is subject to certain adjustments, and was approximately $1,171,000, $1,184,000 and $1,200,000 for the years ended December 31, 1997, 1996 and 1995, respectively.

        In addition, the Company leases offices in California from a partnership, whose general partner is a corporation in which an executive officer is a majority shareholder. The annual rent under this lease which expires in March 1998 was $110,000, $203,000 and $203,000 for the years ended December 31, 1997, 1996 and 1995, respectively.

(12)   SHAREHOLDERS' EQUITY

        Foreign currency translation adjustment resulted in a gain of $104,000 in 1997. This gain represents the cumulative effect of translating assets and liabilities of the Company's U.K. subsidiaries.

        In May 1996, the shareholders of the Company approved the increase in authorized shares of the Company from 100,000,000 shares to 250,000,000 shares of common stock.

        In March 1996, the Company sold 5,937,500 shares of common stock for $21.50 per share, the net proceeds of which amounted to $122,128,000.

        In November 1996, the Company sold 5,215,000 shares of $1.72 Mandatory Convertible Preferred Stock for $26.50 per share, the net proceeds of which amounted to $133,363,000. Each share will pay an annual dividend of $1.72 per share, will be convertible at the option of the holder into 0.833 shares of common stock and will automatically convert on December 1, 1999 into common stock. The mandatory conversion rate, based on a formula, will range from 0.833 to 1.000 shares of common stock per share.

(13) EMPLOYEE BENEFIT PLANS

DEFINED CONTRIBUTION PLAN

        The Company has a defined contribution plan (401(k)) for all eligible employees. Contributions to the plan are in the form of employee salary deferrals which may be subject to employer matching contributions up to a specified limit. In addition, the Company may make an annual profit sharing contribution on behalf of its employees. The Company's cost for the plan, net of reallocated forfeitures, amounted to $8,282,000, $4,851,000 and $3,479,000 for the years ended December 31, 1997, 1996 and 1995, respectively.

PROFIT SHARING PLAN

        The Company has a non-qualified profit sharing plan for certain employees. Contributions to this plan are based on a percentage of pretax profits. The Company's cost of the plan amounted to $9,342,000, $8,771,000 and $4,391,000 for the years ended December 31, 1997, 1996 and 1995, respectively.

30

                     THE MONEY STORE INC. AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(13)   EMPLOYEE BENEFIT PLANS (CONTINUED)

PENSION PLAN

        The Company has a non-qualified, unfunded pension benefit plan. The purpose of the plan is to supplement the existing employee benefit plans for certain key executives. The benefits are based upon years of service and the employee's highest average compensation as defined.

        The following table sets forth the plan's status and amounts recognized in the Company's consolidated financial statements:

                                                                        DECEMBER 31,
                                                        ---------------------------------------------
                                                                  1997                     1996
                                                        ---------------------     -------------------
                                                                      (Dollars in thousands)
        Actuarial present value of benefit obligations:
              Vested                                            $     -                 $ 1,350
              Non-vested                                          2,402                   1,979
                                                        ---------------------     -------------------

        Accumulated benefit obligation                            2,402                   3,329
        Effect of projected future compensation levels                3                      94
                                                        ---------------------     -------------------

        Projected benefit obligation                              2,405                   3,423
        Unrecognized prior service cost                          (1,648)                 (1,859)
        Unrecognized net gain (loss)                                (15)                     53
        Additional minimum liability                              1,660                   1,712
                                                        ---------------------     -------------------

        Total pension liability                                 $ 2,402                 $ 3,329
                                                        =====================     ===================


        In determining the projected benefit obligation for the year ended December 31, 1997, the discount rate is 7.0% pre-retirement and 7.0% post-retirement. For the year ended December 31, 1996, the discount rate was 7.5% pre-retirement and 7.0% post-retirement. The rate of increase in the future compensation levels was 4.0% in 1997 and 1996.

31

                     THE MONEY STORE INC. AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(13)     EMPLOYEE BENEFIT PLANS (CONTINUED)

Net periodic pension cost includes the following components:


                                                                                        YEARS ENDED DECEMBER 31,
                                                                     ---------------------------------------------------------
                                                                          1997                    1996                   1995
                                                                     ------------              --------               --------
                                                                                           (Dollars in thousands)
         Service cost                                                      $  108                 $ 105                 $  144
         Interest cost on projected benefit obligation                        156                   222                    206
         Net amortization and deferral                                        210                   210                    210
                                                                     ------------              --------               --------

         Net periodic pension cost                                         $  474                 $ 537                 $  560
                                                                     ============              ========               ========


        In determining the net periodic pension cost for the year ended December 31, 1997, the discount rate is 7.5% pre-retirement and 7.0% post-retirement. For the year ended December 31, 1996, the discount rate was 7.0% pre-retirement and post-retirement. For the year ended December 31, 1995, the discount rate was 7.5% pre-retirement and 7.0% post-retirement. The rate of increase in the future compensation levels was 4.0% in 1997, 1996 and 1995.

STOCK OPTION PLANS

        The Company's 1991 Stock Option Plan, as amended, the 1995 Stock Incentive Plan and the 1997 Stock Incentive Plan (collectively the "Plans") provide for a total of 8,284,375 shares to be reserved for issuance.

        Options granted under the Plans may be incentive stock options or non-qualified stock options. The exercise price of both types of options is equal to 100% of the fair market value of the shares on the date of the grant.

        Twenty percent of the options initially granted under the Plans are exercisable by the holder one year after the date of grant, with an additional 20% of the options exercisable on the anniversary date of the grant for the next four years. No options shall be granted under the 1991 Stock Option Plan, the 1995 Stock Incentive Plan, or the 1997 Stock Incentive Plan after September 15, 2001, August 15, 2005, and August 13, 2007, respectively. Changes in options outstanding are as follows:


                                                                 YEARS ENDED DECEMBER 31,
                       -----------------------------------------------------------------------------------------------------------
                                           1997                                 1996                              1995
                       -------------------------------------    ---------------------------------    -----------------------------
                            Number of       Weighted-Average      Number of      Weighted-Average    Number of     Weighted-Average
                             Shares          Exercise Price        Shares         Exercise Price      Shares        Exercise Price
                       -----------------    ----------------    -------------    ----------------    ---------     ----------------
Options outstanding at
    beginning of year          3,351,226      $  13.95              3,168,090      $   9.54          2,261,732         $  4.27
Options granted                1,791,000         24.15                983,091         24.01          1,697,909           14.16
Options canceled                (468,027)        18.02               (276,605)        15.34           (241,376)           6.23
Options exercised               (545,199)         8.78               (523,350)         6.13           (550,175)           3.57
                       -----------------                        -------------                        ---------

Options outstanding at
    end of year                4,129,000         18.50              3,351,226         13.95          3,168,090            9.54
                       =================                        =============                        =========

Options exercisable              643,869         12.43                521,750          7.62            530,000            3.77
                       =================                        =============                        =========

32

                     THE MONEY STORE INC. AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(13)  EMPLOYEE BENEFIT PLANS (CONTINUED)

                                                                                                                      Weighted-
                                                                                      Weighted-                        Average
                                                                                       Average                        Remaining
                                                          Number of                    Exercise                       Contracted
                                                           Shares                       Price                      Life (in years)
                                                        -----------              ------------------              -----------------
Exercise prices:
  $2.84
     Options outstanding                                     93,875                    $ 2.84                              -
     Options exercisable                                     93,875                      2.84
  $4.83 - $7.07
     Options outstanding                                    777,187                      5.53                            2.2
     Options exercisable                                    190,489                      5.41
  $9.57
      Options outstanding                                    22,500                      9.57                            3.0
      Options exercisable                                     9,000                      9.57
  $15.90 - $22.25
      Options outstanding                                 2,085,713                     19.55                            4.1
      Options exercisable                                   281,480                     17.18
  $24.06 - $28.63
      Options outstanding                                 1,149,725                     26.81                            4.7
      Options exercisable                                    69,025                     25.82


        FAS No. 123 Statement establishes a new fair value based accounting method for stock-based compensation plans and encourages (but does not require) employers to adopt the new method in place of the provisions of Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees ("APB No. 25"). Companies may continue to apply the accounting provisions of APB No. 25 in determining net income; however, they must apply the disclosure requirements of FAS No. 123 for all grants issued after 1994. The Company elected to continue to apply the provisions of APB No. 25 in accounting for the employee stock plans described above. Accordingly, no compensation cost has been recognized.

33

                     THE MONEY STORE INC. AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(13)  EMPLOYEE BENEFIT PLANS (CONTINUED)

        Had compensation cost for these employee stock plans been determined based on the new fair value method under FAS No. 123, the Company's net income and net earnings per share would have been reduced based on the month of grant to the pro forma amounts indicated as follows:

                                        YEARS ENDED DECEMBER 31,
                                ------------------------------------
                                   1997         1996         1995
                                ----------   ----------   ----------
                            (Dollars in thousands, except per share data)


Net income:
    As reported                  $  92,088   $  85,655    $  48,715
                                 =========   =========    =========

    Pro forma (1)                $  88,232   $  83,677    $  48,058
                                 =========   =========    =========


Net earnings per common share:
    As reported                  $    1.43   $    1.51    $    0.95
                                 =========   =========    =========


    Pro forma (1)                $    1.37   $    1.47    $    0.94
                                 =========   =========    =========


Net earnings per common share-
  assuming dilution:
   As reported                   $    1.43   $    1.46    $    0.94
                                 =========   =========    =========

   Pro forma (1)                 $    1.37   $    1.43    $    0.93
                                 =========   =========    =========

 (1) The pro forma amounts noted above only reflect the effects of stock-based compensation grants made after 1994. Because stock options are granted each year and generally vest over five years, these pro forma amounts may not reflect the full effect of applying the (optional) fair value method established by FAS No. 123 that would be expected if all outstanding stock option grants were accounted for under this method.

        The fair value of each option grant is estimated based on the date of grant. In determining the fair value, the Company used a modified Black-Scholes option-pricing model. For the fixed stock option plans, the following weighted-average assumptions are used for 1997, 1996 and 1995 respectively: expected dividend yield of 0.47%, 0.35% and 0.45%; expected volatility of 54.47%, 46.34% and 45.45%; risk-free interest rates of 6.53%, 6.41% and 5.96%; and expected lives of five for all three years. The weighted-average grant-date fair value of options granted are $11.49, $11.44 and $6.56 for the years ended December 31, 1997, 1996 and 1995, respectively. Compensation expense resulting from the granting of stock options relating to discontinued operations was not material.

34

                     THE MONEY STORE INC. AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(14)  OTHER OPERATING EXPENSES

        Other operating expenses include the following:

                                                              YEARS ENDED DECEMBER 31,
                                          ---------------------------------------------------------------
                                               1997                     1996                    1995
                                          --------------           --------------          --------------
                                                               (Dollars in thousands)
Advertising                                      $60,692                  $51,848                 $38,005
Depreciation and amortization                     21,107                   15,116                   8,362
Loan expenses                                     25,037                   16,217                  10,921
Office, stationery and supplies                   45,094                   33,046                  22,036
Professional fees                                 15,293                   16,102                   6,360
Occupancy costs                                   14,462                   12,458                   9,730
Other expenses                                    44,865                   30,289                  20,026
                                               ---------               ----------              ----------
                                                $226,550                 $175,076                $115,440
                                               =========               ==========              ==========

35

                     THE MONEY STORE INC. AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(15) RECONCILIATION OF BASIC AND DILUTED NET EARNINGS PER COMMON SHARE FROM CONTINUING OPERATIONS

                                                          Year ended December 31,
                                             ------------------------------------------------
                                                                   1997
                                             ------------------------------------------------
                                             (Dollars in thousands, except per share amounts)

                                               Income              Shares            Per-Share
                                             (Numerator)        (Denominator)         Amount
                                             -----------        -------------        ---------
Income from continuing operations             $132,629
Less:  Preferred stock dividends                (8,970)
                                             ---------
Basic EPS
Income available to
   common stockholders                         123,659           58,095,111            $ 2.13
                                                                                       ======
Effect of Dilutive Securities
Stock options                                                     1,079,705
Convertible preferred stock                      8,970            5,215,000
                                             ---------           ----------
Diluted EPS
Income available to common
   stockholders + assumed conversions         $132,629           64,389,816            $ 2.06
                                             =========           ==========            ======


                                                          Year ended December 31,
                                             ------------------------------------------------
                                                                   1996
                                             ------------------------------------------------
                                             (Dollars in thousands, except per share amounts)

                                               Income              Shares            Per-Share
                                             (Numerator)        (Denominator)         Amount
                                             -----------        -------------        ---------
Income from continuing operations             $ 80,807
Less:  Preferred stock dividends                  (621)
                                             ---------
Basic EPS
Income available to
   common stockholders                          80,186           56,375,277            $ 1.42
                                                                                       ======
Effect of Dilutive Securities
Stock options                                                     1,164,154
Convertible preferred stock                        621              859,891
                                             ---------           ----------
Diluted EPS
Income available to common
   stockholders + assumed conversions         $ 80,807           58,399,322            $ 1.38
                                             =========           ==========            ======

36

                             THE MONEY STORE INC. AND SUBSIDIARIES
                          NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(15) RECONCILIATION OF BASIC AND DILUTED NET EARNINGS PER COMMON SHARE FROM CONTINUING OPERATIONS (CONTINUED)

                                                        Year ended December 31,
                                           -----------------------------------------------
                                                                1995
                                           -----------------------------------------------
                                           (Dollars in thousands, except per share amounts)

                                              Income           Shares         Per-Share
                                            (Numerator)     (Denominator)      Amount
                                            -----------     -------------     ---------
Income from continuing operations             $ 46,072
Basic EPS
Income available to
Common stockholders                             46,072        51,023,609       $   0.90
                                                                               ========
Effect of Dilutive Securities
Stock options                                                    767,178
                                             ---------     -------------
Diluted EPS
Income available to common
   stockholders + assumed conversions         $ 46,072        51,790,787       $   0.89
                                             =========     =============       ========

Options on 535,500, 491,250 and 1,352,909 shares of common stock were not included in computing diluted earnings per share for the years ended December 31, 1997, 1996 and 1995, respectively, as they were antidilutive.

(16) FAIR VALUES OF FINANCIAL INSTRUMENTS

        Statement of Financial Accounting Standards No. 107, "Disclosures about Fair Value of Financial Instruments" ("FAS No. 107"), requires disclosure of fair value information about financial instruments, whether or not recognized in the statement of financial condition. Fair values are based on estimates using present value or other valuation techniques in cases where quoted market prices are not available. Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. In that regard, the derived fair value estimates cannot be substantiated by comparison to independent markets and, in many cases, could not be realized in immediate settlement of the instrument. FAS No. 107 excludes certain financial instruments and all non-financial instruments from its disclosure requirements. Accordingly, the aggregate fair value amounts presented do not represent the underlying value of the Company.

37

                             THE MONEY STORE INC. AND SUBSIDIARIES
                          NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(16)  FAIR VALUES OF FINANCIAL INSTRUMENTS (CONTINUED)

        Estimated fair values, carrying values and various methods and assumptions used in valuing the Company's financial instruments are set forth below:

                                                                           YEARS ENDED DECEMBER 31,
                                                  ---------------------------------------------------------------------
                                                                    1997                               1996
                                                  -------------------------------------   -----------------------------
                                                       Carrying             Estimated       Carrying         Estimated
                                                         Value             Fair Value        Value           Fair Value
                                                  ----------------      ---------------   -----------      ------------
                                                                            (Dollars in thousands)
Financial Assets:
     Cash and cash equivalents                  (a)     $  301,669           $  301,669    $  162,945        $  162,945
     Short-term cash investments                (a)        195,580              195,580       161,703           161,703
     Receivables                                (b)      1,287,484            1,376,000     1,157,889         1,250,000
     Interest-only strip receivables            (c)      1,170,254            1,170,254       811,400           811,400
Financial Liabilities:
     Notes payable (excluding senior notes)     (d)        691,081              691,081       682,197           682,197
     Unsecured - senior notes                   (d)        825,000              836,000       637,000           648,000
     Subordinated debt                          (e)        250,000              242,000         2,000             2,000

(a) The carrying value of cash, cash equivalents and short-term cash investments is considered to be a reasonable estimate of fair value.
(b) Since it is the Company's business to sell loans it originates, the fair values were estimated using current investor yields or outstanding commitments from investors. The fair value for non-performing loans was based upon recent appraisals of collateral securing such loans. Included in the carrying value and estimated fair value of receivables is the mark-to-market effect of any open economic hedge transactions, which were insignificant at December 31, 1997 and 1996.
(c)     The interest-only strip receivables are carried at fair value
        (see Note 4)
(d) Warehouse and unsecured notes (excluding the senior notes) generally have original maturities of less than 90 days; and therefore, the carrying value is a reasonable estimate of fair value. Term notes are generally adjustable rate and indexed to the prime rate, therefore, carrying value is a reasonable estimate of fair value. The fair value of the senior notes was estimated based on rates currently available for debt with similar terms and remaining maturities.
(e) Fair value was estimated based on rates currently available for debt with similar terms and remaining maturities.

        The fair value estimates made at December 31, 1997 and 1996, were based upon pertinent market data and relevant information about the financial instruments at that time. These estimates do not reflect any premium or discount that could result from offering for sale at one time the entire portion of the financial instrument. Because no market exists for a portion of the financial instruments, fair value estimates may be based on judgments regarding future expected loss experience, current economic conditions, risk characteristics of various financial instruments and other factors. These estimates are subjective in nature and involve uncertainties and matters of significant judgment. Changes in assumptions could significantly affect the estimates.

38
                             THE MONEY STORE INC. AND SUBSIDIARIES
                          NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(16)  FAIR VALUES OF FINANCIAL INSTRUMENTS (CONTINUED)

        Fair value estimates are based on existing on-and off-balance sheet financial instruments without attempting to estimate the value of anticipated future business and the value of assets and liabilities that are not considered financial instruments. For instance, the Company has certain fee-generating business lines (e.g., its loan servicing operations) that were not considered in these estimates since these activities are not financial instruments. In addition, the tax implications related to the realization of the unrealized gains and losses can have a significant effect on fair value estimates and have not been considered in any of the estimates.

39

                             THE MONEY STORE INC. AND SUBSIDIARIES
                          NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(17)  SELECTED QUARTERLY DATA (UNAUDITED)

        The following represents selected quarterly financial data of the Company, which, in the opinion of management, reflects adjustments (comprising only normal recurring adjustments) necessary for fair presentation.

                                                                                            THREE MONTHS ENDED
                                                                  -----------------------------------------------------------------
(Dollars in thousands, except per share amounts)                           March 31         June 30        Sept. 30        Dec. 31
-----------------------------------------------------------------------------------------------------------------------------------
1997
Revenues                                                                 $   171,817     $   177,877    $   243,000     $   238,107
Net income before income taxes                                                43,698          43,706         74,378          65,967
Net income from continuing operations                                         24,558          25,756         43,163          39,152
Net income (loss) from discontinued operations                                 2,141           4,468         (8,109)        (39,041)
Net income                                                                    26,699          30,224         35,054             111

NET EARNINGS (LOSS) PER COMMON SHARE:
     Continuing operations                                               $      0.39     $      0.41    $      0.70     $      0.63
     Discontinued operations                                                    0.04            0.08          (0.14)          (0.67)
                                                                         -----------     -----------    -----------     -----------
     Net income                                                          $      0.43     $      0.49    $      0.56     $     (0.04)
                                                                         ===========     ===========    ===========     ===========
Weighted average number of shares
     outstanding - basic                                                  57,867,152      57,996,580     58,194,429      58,316,257
                                                                         ===========     ===========    ===========     ===========

NET EARNINGS (LOSS) PER COMMON SHARE - ASSUMING DILUTION:
     Continuing operations                                               $      0.38     $      0.40    $      0.66     $      0.61
     Discontinued operations                                                    0.03            0.07          (0.12)          (0.60)
                                                                         -----------     -----------    -----------     -----------
     Net income                                                          $      0.41     $      0.47    $      0.54     $      0.01
                                                                         ===========     ===========    ===========     ===========
Weighted average number of shares
     outstanding - diluted                                                64,198,653      64,265,320     64,921,108      64,543,020
                                                                         ===========     ===========    ===========     ===========


1996
Revenues                                                                 $   130,428     $   131,711    $   161,673     $   181,227
Net income before income taxes                                                28,151          21,631         42,106          46,727
Net income from continuing operations                                         16,560          12,585         24,852          26,810
Net income (loss) from discontinued operations                                (2,356)          6,312         (2,132)          3,024
Net income                                                                    14,204          18,897         22,720          29,834

NET EARNINGS (LOSS) PER COMMON SHARE:
     Continuing operations                                               $      0.31     $      0.22    $      0.43     $      0.45
     Discontinued operations                                                   (0.04)           0.11          (0.04)           0.05
                                                                         -----------     -----------    -----------     -----------
     Net income                                                          $      0.27     $      0.33    $      0.39     $      0.50
                                                                         ===========     ===========    ===========     ===========

Weighted average number of shares
     outstanding - basic                                                  52,742,197      57,487,314     57,540,705      57,703,490
                                                                         ===========     ===========    ===========     ===========

NET EARNINGS (LOSS) PER COMMON SHARE - ASSUMING DILUTION:
     Continuing operations                                               $      0.31     $      0.21    $      0.42     $      0.43
     Discontinued operations                                                   (0.04)           0.11          (0.04)           0.05
                                                                        ------------     -----------    -----------     -----------
     Net income                                                          $      0.27     $      0.32    $      0.38     $      0.48
                                                                        ============     ===========    ===========     ===========

Weighted average number of shares
     outstanding - diluted                                                53,978,406      58,931,031     58,819,160      62,494,392
                                                                        ============     ===========    ===========     ===========

40

                             THE MONEY STORE INC. AND SUBSIDIARIES
                          NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(17)  SELECTED QUARTERLY DATA (UNAUDITED) (CONTINUED)

        Amounts presented for the first, second and third quarters of 1997 and all quarters of 1996 have been restated from previously reported amounts in order to reflect the discontinued operations relating to the auto finance division (see Note 2). Additionally, net earnings per common share amounts have been restated to reflect the adoption of Statement of Financial Accounting Standards No. 128 (see Notes 1 and 15).

(18)  SUBSIDIARY GUARANTORS

        On April 15, 1997, the Company completed a public offering of $175,000,000 of 8.05% senior notes due 2002 and $125,000,000 of 8.375% senior notes due 2004 (collectively the "Senior Notes"). The Senior Notes constitute unsecured and unsubordinated senior indebtedness of the Company. The unsecured, joint and several, basis by certain of the company's wholly-owned subsidiaries (the "Guarantors"), although the Subsidiary Guarantees may terminate prior to maturity of the Senior Notes upon the occurrence of certain circumstances. The Senior Notes rank equally in right of payment, on a pair passu basis, with all existing and future unsecured and unsubordinated indebtedness and guarantees of the Guarantors. The ability of the Company's subsidiaries to pay dividends or make payments on intercompany indebtedness will be subject to applicable state laws. The net proceeds of this offering were used to repay a portion of the indebtedness outstanding under certain credit facilities.

        The following condensed consolidating financial data illustrate the composition of the combined Guarantors. The Company believes that providing the condensed consolidating information is of material interest to potential investors in the Senior Notes and has not presented separate financial statements for each of the Guarantors because it was deemed that such financial statements would not provide potential investors with any material additional information.

        Investments in subsidiaries are accounted for by the parent and Subsidiary Guarantors on the equity method for the purposes of the consolidating financial data. Earnings of subsidiaries are therefore reflected in the parent's and Subsidiary Guarantor's investment accounts and earnings. The principal elimination entries eliminate investments in subsidiaries and intercompany balances and transactions.

41

                             THE MONEY STORE INC. AND SUBSIDIARIES
                          NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(18) SUBSIDIARY GUARANTORS

                CONSOLIDATING STATEMENTS OF FINANCIAL CONDITION
                               DECEMBER 31, 1997
                            (Dollars in thousands)

                                                                   COMBINED           COMBINED
                                                    PARENT        GUARANTOR         NON-GUARANTOR
                                                    COMPANY      SUBSIDIARIES       SUBSIDIARIES     ELIMINATIONS     CONSOLIDATED
                                             ---------------------------------------------------------------------------------------
        ASSETS
        ------
Cash and cash equivalents                      $   284,495      $   21,539          $  (4,365)       $       -       $  301,669
Short-term-cash investments                              -               -             195,580               -          195,580
Receivables, net                                       743       1,082,547             204,194               -        1,287,484
Interest-only strip receivables                          -               -           1,170,254               -        1,170,254
Investment in subsidiaries                         469,766           4,142                   -        (473,908)               -
Property and equipment, net                              -         150,010               3,064               -          153,074
Other                                                9,181          18,574                 885               -           28,640
                                               -----------      ----------          ----------       ----------      ----------

                                               $   764,185      $1,276,812          $1,569,612       $(473,908)      $3,136,701
                                               ===========      ==========          ==========       ==========      ==========

LIABILITIES AND SHAREHOLDERS' EQUITY
------------------------------------

Liabilities:
  Notes payable                                 $ 1,504,490      $   11,591          $        -       $       -       $1,516,081
  Accounts payable and other liabilities             26,804         498,383              17,024               -          542,211
  Income taxes, principally deferred                (64,273)        184,552              32,598               -          152,877
  Unearned insurance commissions                          -           9,466                   -               -            9,466
  Due to (from) parent and affiliates            (1,618,798)        207,667           1,411,207             (76)               -
                                                -----------      ----------          ----------       ----------      ----------

                                                   (151,777)        911,659           1,460,829             (76)       2,220,635
                                                -----------      ----------          ----------       ----------      ----------

Subordinated debt                                   250,000               -                   -               -          250,000
                                                -----------      ----------          ----------       ----------      ----------


Shareholders' equity:
  Preferred stock                                   133,363               -                   -               -          133,363
  Common stock                                      196,748          27,366               3,190         (30,556)         196,748
  Paid-in capital                                         -          12,553              47,897         (60,450)               -
  Foreign currency translation adjustment                 -             104                   -               -              104
  Retained earnings                                 335,851         325,130              57,696        (382,826)         335,851
                                                -----------      ----------          ----------       ----------      ----------

                                                    665,962         365,153             108,783        (473,832)         666,066
                                                -----------      ----------          ----------       ----------      ----------

                                                $   764,185      $1,276,812          $1,569,612       $(473,908)      $3,136,701
                                                ===========      ==========          ==========       ==========      ==========


42

                             THE MONEY STORE INC. AND SUBSIDIARIES
                          NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(18)  SUBSIDIARY GUARANTORS (CONTINUED)

                CONSOLIDATING STATEMENTS OF FINANCIAL CONDITION
                               December 31, 1996
                            (Dollars in thousands)

                                                                 COMBINED          COMBINED
                                                  PARENT         GUARANTOR       NON-GUARANTOR
                                                 COMPANY       SUBSIDIARIES      SUBSIDIARIES      ELIMINATIONS      CONSOLIDATED
                                          ------------------------------------------------------------------------------------------
        ASSETS
        ------
Cash and cash equivalents                     $   194,532     $  (40,968)       $    9,381        $       -        $  162,945
Short-term cash investments                             -              -           161,703                -           161,703
Receivables, net                                        -        964,259           193,630                -         1,157,889
Interest-only strip receivables                         -              -           811,400                -           811,400
Investment in subsidiaries                        367,246          2,684                 -         (369,930)                -
Property and equipment, net                             -         71,636             1,822                -            73,458
Other                                               5,204         18,516               825                -            24,545
                                              -------------------------------------------------------------------------------

                                              $   566,982     $1,016,127        $1,178,761        $(369,930)       $2,391,940
                                              ===============================================================================


LIABILITIES AND SHAREHOLDERS' EQUITY
------------------------------------

Liabilities:
  Notes payable                               $ 1,315,394     $    3,803        $        -        $       -        $1,319,197
  Accounts payable and other liabilities           21,926        303,207             8,150                -           333,283
  Income taxes, principally deferred              (20,568)       147,545            20,220                -           147,197
  Unearned insurance commissions                        -          7,754                 -                -             7,754
  Due to (from) parent and affiliates          (1,334,279)       270,844         1,063,507              (72)                -
                                              -------------------------------------------------------------------------------

                                                  (17,527)       733,153         1,091,877              (72)        1,807,431
                                              -------------------------------------------------------------------------------

Subordinated debt                                   2,000              -                 -                -             2,000
                                              -------------------------------------------------------------------------------


Shareholders' equity:
  Preferred stock                                 133,363              -                 -                -           133,363
  Common stock                                    188,276         20,413             3,190          (23,603)          188,276
  Paid-in capital                                       -          9,103            47,897          (57,000)                -
  Retained earnings                               260,870        253,458            35,797         (289,255)          260,870
                                              -------------------------------------------------------------------------------

                                                  582,509        282,974            86,884         (369,858)          582,509
                                              -------------------------------------------------------------------------------

                                              $   566,982     $1,016,127        $1,178,761        $(369,930)       $2,391,940
                                              ===============================================================================

43

                     THE MONEY STORE INC. AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(18)  SUBSIDIARY GUARANTORS (CONTINUED)

                      CONSOLIDATING STATEMENTS OF INCOME
                         YEAR ENDED DECEMBER 31, 1997
                            (Dollars in Thousands)

                                                  COMBINED       COMBINED
                                     PARENT       GUARANTOR      NON-GUARANTOR
                                    COMPANY       SUBSIDIARIES   SUBSIDIARIES   ELIMINATIONS   CONSOLIDATED
                                    --------      ------------   -------------  ------------   ------------
Revenues:
   Gain on sale of receivables      $     -       $   543,567    $    30,986    $       -      $   574,553
   Finance income, fees earned
     and other                        7,161           211,585         37,502            -          256,248
                                    -------       -----------    -----------    ---------      -----------
                                      7,161           755,152         68,488            -          830,801
                                    -------       -----------    -----------    ---------      -----------

Expenses:
   Operating expenses                 4,789           436,395         19,650            -          460,834
   Interest                           2,405           123,684         16,129            -          142,218
                                    -------       -----------    -----------    ---------      -----------
                                      7,194           560,079         35,779            -          603,052
                                    -------       -----------    -----------    ---------      -----------

Income (loss) before income
  taxes and undistributed income
  of subsidiaries                       (33)          195,073         32,709            -          227,749
Income tax (benefit)                     (6)           83,129         11,997            -           95,120
                                    -------       -----------    -----------    ---------      -----------
Net income from continuing
   operations                           (27)          111,944         20,712            -          132,629


   Income (loss) from operations
     of auto finance division less
     applicable income taxes (benefit)    -           (34,606)         1,187            -          (33,419)


   Loss on disposal of auto
     finance division, including
     provision of $3,000 for
     operating losses during
     phase-out period, less
     applicable income taxes (benefit)    -            (7,122)            -            -           (7,122)

   Equity in undistributed
     income of subsidiaries          92,115             1,458             -      (93,573)               -
                                    -------       -----------    -----------    ---------      -----------
   Net income                      $ 92,088         $  71,674      $ 21,899    $ (93,573)        $ 92,088
                                    =======       ===========    ===========    =========      ===========

44

                             THE MONEY STORE INC. AND SUBSIDIARIES
                          NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(18)  SUBSIDIARY GUARANTORS (CONTINUED)

                      CONSOLIDATING STATEMENTS OF INCOME
                         YEAR ENDED DECEMBER 31, 1996
                            (Dollars in thousands)

                                                  COMBINED       COMBINED
                                      PARENT      GUARANTOR     NON-GUARANTOR
                                     COMPANY     SUBSIDIARIES   SUBSIDIARIES    ELIMINATIONS    CONSOLIDATED
                                   ----------   -------------- --------------- --------------  --------------
Revenues:
   Gain on sale of receivables     $      296   $      371,585 $        23,239  $           -   $     395,120
   Finance income, fees earned
     and other                          5,841          175,207          28,871              -         209,919
                                   ----------   -------------- --------------- --------------  --------------

                                        6,137          546,792          52,110              -         605,039
                                   ----------   -------------- --------------- --------------  --------------

Expenses:
   Operating expenses                   4,814          324,681          18,278              -         347,773
   Interest                             1,323          106,668          10,660              -         118,651
                                   ----------   -------------- --------------- --------------  --------------

                                        6,137          431,349          28,938              -         466,424
                                   ----------   -------------- --------------- --------------  --------------

Income before income
  taxes and undistributed
  income of subsidiaries                    -          115,443          23,172              -         138,615
Income taxes                                -           49,809           7,999              -          57,808
                                   ----------   -------------- --------------- --------------  --------------
Net income from continuing
  operations                                -           65,634          15,173              -          80,807

   Income from operations of
     Auto Finance Division
      less applicable income                -            4,528             320              -           4,848
      taxes

   Equity in undistributed
   income of subsidiaries              85,655            1,094               -        (86,749)              -
                                   ----------   -------------- --------------- --------------  --------------

   Net income                      $   85,655   $       71,256 $        15,493 $      (86,749) $       85,655
                                   ==========   ============== =============== ==============  ==============

45
                     THE MONEY STORE INC. AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(18)  SUBSIDIARY GUARANTORS (CONTINUED)

                      CONSOLIDATING STATEMENTS OF INCOME
                         YEAR ENDED DECEMBER 31, 1995
                            (Dollars in Thousands)

                                                  COMBINED        COMBINED
                                    PARENT        GUARANTOR     NON-GUARANTOR
                                   COMPANY       SUBSIDIARIES   SUBSIDIARIES   ELIMINATIONS   CONSOLIDATED
                                   --------      ------------   -------------  ------------   ------------
Revenues:
   Gain on sale of receivables     $      -        $  251,229     $   22,738     $      -       $  273,967
   Finance income, fees earned
    and other                         6,363           128,915         16,770            -          152,048
                                   --------        ----------     ----------      -------       ----------
                                      6,363           380,144         39,508            -          426,015
                                   --------        ----------     ----------      -------       ----------

Expenses:
   Operating expenses                 6,365           231,169         17,020            -          254,554
   Interest                              (2)           81,288         11,544            -           92,830
                                   --------        ----------     ----------      -------       __________
                                      6,363           312,457         28,564            -          347,384
                                   --------        ----------     ----------      -------       ----------

Income loss before income
   taxes and undistributed
   income of subsidiaries                 -            67,687         10,944            -           78,631
Income taxes (benefit)                   (4)           28,615          3,948            -           32,559
                                   --------        ----------     ----------      -------       ----------

Net income from continuing
  operations                              4            39,072         6,996             -           46,072

  Income from operations of Auto
    Finance Division less
    applicable income taxes               -             2,643             -             -            2,643

  Equity in undistributed
    income of subsidiaries           48,711               873             -       (49,584)               -
                                   --------        ----------     ----------      -------       ----------

  Net income                       $ 48,715        $   42,588     $   6,996     $ (49,584)       $  48,715
                                   ========        ==========     ==========    =========       ==========

46
                     THE MONEY STORE INC. AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(18)  SUBSIDIARY GUARANTORS (CONTINUED)

                    Consolidating Statements of Cash Flows
                     For the Year ended December 31, 1997
                            (Dollars in thousands)

                                                                            Combined       Combined
                                                              Parent       Guarantor    Non-Guarantor
                                                             Company      Subsidiaries   Subsidiaries   Eliminations   Consolidated
                                                             --------     ------------  -------------   ------------   ------------
Cash flows from operating activities:
  Net income                                                 $ 92,088     $   71,674    $    21,899     $  (93,573)    $   92,088
  Adjustments to reconcile net income to net
    cash provided by (used in) operations:
      Equity in undistributed income of
        subsidiaries                                          (92,088)        (1,485)             -         93,573              -
      Discontinued Operations                                       -         39,354          1,187              -         40,541
      Depreciation and amortization                             2,369         18,123            615              -         21,107
      Provision for deferred income taxes                           -         24,119          3,228              -         27,347
      Provision for credit losses on loans not sold                 -          9,223              -              -          9,223
      Net unrealized gain on valuation of
        interest-only strip receivables                             -              -        (77,866)             -        (77,866)
      Net changes in operating assets
        and liabilities:
          Increase in short-term cash investments                   -              -        (33,877)             -        (33,877)
          Proceeds from loans sold                                  -      7,136,711        566,598              -      7,703,309
          Loans originated and purchased                            -     (7,218,720)      (582,294)             -     (7,801,014)
          Loans repurchased                                         -         (4,196)             -              -         (4,196)
          Sale of certain interest-only strip
            receivables                                             -              -        109,000              -        109,000
          Decrease (increase) in other receivables               (743)       (44,316)         5,132              -        (39,927)
          Increase in interest-only strip receivables               -              -       (420,033)             -       (420,033)
          Increase (decrease) in accounts
            payable and other liabilities                       4,878         (1,146)        18,024              -         21,756
          Other, net                                          (41,407)        10,226         28,798              -         (2,383)
                                                          ------------   ------------   ------------    ------------  ------------

  Net cash provided by (used in) operating activities          (34,903)        39,567       (359,589)             -       (354,925)
                                                          ------------   ------------   ------------    ------------  ------------

Cash flows from investing activities:
  Purchase of property and equipment                                -        (53,421)        (1,857)             -        (55,278)
  Construction in progress                                          -        (43,507)             -              -        (43,507)
  Payment for purchase of servicing company, net of
    cash acquired                                                   -         (2,422)             -              -         (2,422)
  Payment for purchase of assets of mortgage company                -         (2,200)             -              -         (2,200)
  Investment in and advances to subsidiaries                 (294,951)       (52,749)       347,700              -              -
                                                          ------------   ------------   ------------    ------------  ------------
  Net cash provided by (used in) investing activities         (294,951)      (154,299)       345,843              -       (103,407)

Cash flows from financing activities:
  Net increase (decrease) in secured credit facilities        (16,684)         7,788              -              -         (8,896)
  Net increase in unsecured credit facilities                  37,800              -              -              -         37,800
  Principal payments on unsecured senior note                (132,020)             -              -              -       (132,020)
  Proceeds from unsecured notes                               300,000              -              -              -        300,000
  Principal payments on subordinated debt                      (2,000)             -              -              -         (2,000)
  Proceeds from subordinated debt                             250,000              -              -              -        250,000
  Debt issuance costs                                          (4,958)             -              -              -         (4,958)
  Net increase in collections payable                               -        169,347              -              -        169,347
  Proceeds from exercise of stock options                       4,786              -              -              -          4,786
  Dividends paid                                              (17,107)             -              -              -        (17,107)
                                                          ------------   ------------   ------------    ------------  ------------

  Net cash provided by financing activities                   419,817        177,135              -              -        596,952

Effect of exchange rate changes on cash and cash
  equivalents                                                       -            104              -              -            104
                                                          ------------   ------------   ------------    ------------  ------------
  Net increase (decrease) in cash and cash
    equivalents                                                89,963         62,507        (13,746)             -        138,724
Cash and cash equivalents at the beginning of period          194,532        (40,968)         9,381              -        162,945
                                                          ------------   ------------   ------------    ------------  ------------

Cash and cash equivalents at the end of period              $ 284,495     $   21,539    $    (4,365)    $        -     $  301,669
                                                          ============   ============   ============    ============  ============

47

                     THE MONEY STORE INC. AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(18)  SUBSIDIARY GUARANTORS (CONTINUED)

                    Consolidating Statements of Cash Flows
                     For the Year ended December 31, 1996
                            (Dollars in thousands)

                                                                            Combined       Combined
                                                              Parent       Guarantor    Non-Guarantor
                                                             Company      Subsidiaries   Subsidiaries   Eliminations   Consolidated
                                                             --------     ------------  -------------   ------------   ------------
Cash flows from operating activities:
  Net income                                                 $ 85,655       $ 71,256       $ 15,493      $ (86,749)      $ 85,655
  Adjustments to reconcile net income to net
    cash provided by (used in) operations:
      Equity in undistributed income of
        subsidiaries                                          (85,655)        (1,094)             -         86,749              -
      Discontinued Operations                                                 (5,168)           320              -         (4,848)
      Depreciation and amortization                             2,499         12,188            429              -         15,116
      Provision for deferred income taxes                           -         41,032          5,975              -         47,007
      Provision for credit losses on loans not sold                 -         14,828              -              -         14,828
      Net unrealized gain on valuation of
        interest-only strip receivables                             -              -              -              -              -
      Net changes in operating assets
        and liabilities:
          Increase in short-term cash investments                   -              -        (83,449)             -        (83,449)
          Proceeds from loans sold                                  -      5,061,776        387,464              -      5,449,240
          Loans originated and purchased                            -     (5,234,595)      (458,459)             -     (5,693,054)
          Loans repurchased                                         -         (6,971)             -              -         (6,971)
          Sale of certain interest-only strip
            receivables                                             -              -              -              -              -
          Decrease (increase) in other receivables                274         (2,413)       (13,903)             -        (16,042)
          Increase in interest-only strip receivables               -              -       (274,645)             -       (274,645)
          Increase in accounts payable and other
            liabilities                                           775         25,214          2,393              -         28,382
          Other, net                                             (490)        15,271        (18,355)             -         (3,574)
                                                          ------------   ------------    -----------    ------------  ------------

  Net cash provided by (used in) operating activities           3,058         (8,676)      (436,737)             -       (442,355)
                                                          ------------   ------------    -----------    ------------  ------------

Cash flows from investing activities:
  Purchase of property and equipment                                -        (31,733)          (697)             -        (32,430)
  Construction in progress                                          -        (16,182)             -              -        (16,182)
  Payment for purchase of servicing company, net of cash
    acquired                                                        -              -              -              -              -
  Payment for purchase of assets of mortgage company                -              -              -              -              -
  Investment in and advances to subsidiaries                 (445,746)        (5,108)       450,854              -              -
                                                          ------------   ------------    -----------    ------------  ------------
  Net cash provided by (used in) investing activities        (445,746)       (53,023)       450,157              -        (48,612)

Cash flows from financing activities:
  Net increase (decrease) in secured credit facilities         53,130           (715)             -              -         52,415
  Net increase in unsecured credit facilities                 250,000              -              -              -        250,000
  Principal payments on unsecured senior note                 (83,000)             -              -              -        (83,000)
  Proceeds from unsecured notes                                20,000              -              -              -         20,000
  Principal payments on subordinated debt                     (22,000)             -              -              -        (22,000)
  Proceeds from subordinated debt                                   -              -              -              -              -
  Debt issuance costs                                          (1,413)             -              -              -         (1,413)
  Net increase in collections payable                               -         82,839              -              -         82,839
  Net proceeds from issuance of preferred stock               133,363              -              -              -        133,363
  Net proceeds from issuance of common stock                  122,128              -              -              -        122,128
  Proceeds from exercise of stock options                       2,953              -              -              -          2,953
  Dividends paid                                               (6,308)             -              -              -         (6,308)
                                                          ------------   ------------    -----------    ------------  ------------

  Net cash provided by financing activities                   468,853         82,124              -              -        550,977

Effect of exchange rate changes on cash and
 cash equivalents                                                   -              -              -              -              -
                                                          ------------   ------------    -----------    ------------  ------------
  Net increase in cash and cash
    equivalents                                                26,165         20,425         13,420              -         60,010
Cash and cash equivalents at the beginning of period          168,367        (61,393)        (4,039)             -        102,935
                                                          ------------   ------------    -----------    ------------  ------------

Cash and cash equivalents at the end of period              $ 194,532      $ (40,968)      $  9,381       $      -      $ 162,945
                                                          ============   ============    ===========    ============  ============

48
                     THE MONEY STORE INC. AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(18)  SUBSIDIARY GUARANTORS (CONTINUED)


                    Consolidating Statements of Cash Flows
                     For the Year ended December 31, 1995
                            (Dollars in thousands)

                                                                            Combined       Combined
                                                              Parent       Guarantor    Non-Guarantor
                                                             Company      Subsidiaries   Subsidiaries   Eliminations   Consolidated
                                                             ---------    ------------  -------------   ------------   ------------
Cash flows from operating activities:
  Net income                                                 $  48,715    $    42,588    $     6,996    $   (49,584)   $    48,715
  Adjustments to reconcile net income to net
    cash provided by (used in) operations:
      Equity in undistributed income of
        subsidiaries                                           (48,715)          (869)             -         49,584              -
      Discontinued Operations                                                  (2,643)             -              -         (2,643)
      Depreciation and amortization                              1,888          6,150            324              -          8,362
      Provision for deferred income taxes                            -          8,401          3,632              -         12,033
      Provision for credit losses on loans not sold                  -         19,794            428              -         20,222
      Net unrealized gain on valuation of
        interest-only strip receivables                              -              -              -              -              -
      Net changes in operating assets
        and liabilities:
          Increase in short-term cash investments                    -              -        (24,443)             -        (24,443)
          Proceeds from loans sold                                   -      3,129,486        379,338              -      3,508,824
          Loans originated and purchased                             -     (3,453,842)      (369,129)             -     (3,822,971)
          Loans repurchased                                          -         (9,059)             -              -         (9,059)
          Sale of certain interest-only strip
            receivables                                              -              -              -              -              -
          Decrease (increase) in other receivables                (191)        49,896        (80,117)             -        (30,412)
          Increase in interest-only strip receivables                -              -       (196,070)             -       (196,070)
          Increase  (decrease) in accounts payable and other
            liabilities                                          9,692         17,982         (1,425)             -         26,249
          Other, net                                           (11,153)         5,790           (862)             -         (6,225)
                                                          -------------   ------------   ------------   ------------   ------------

  Net cash provided by (used in) operating activities              236       (186,326)      (281,328)             -       (467,418)
                                                          -------------   ------------   ------------   ------------   ------------

Cash flows from investing activities:
  Purchase of property and equipment                                 -        (16,684)          (782)             -        (17,466)
  Construction in progress                                           -              -              -              -              -
  Payment for purchase of servicing company, net of cash
    acquired                                                         -              -              -              -              -
  Payment for purchase of assets of mortgage company                 -              -              -              -              -
  Investment in and advances to subsidiaries                  (373,689)       100,528        273,161              -              -
                                                          -------------   ------------   ------------   ------------   ------------
  Net cash provided by (used in) investing activities         (373,689)        83,844        272,379              -        (17,466)

Cash flows from financing activities:
  Net increase (decrease) in secured credit facilities          84,861           (389)             -              -         84,472
  Net increase in unsecured credit facilities                    5,000              -              -              -          5,000
  Principal payments on unsecured senior note                 (245,000)             -              -              -       (245,000)
  Proceeds from unsecured notes                                555,000              -              -              -        555,000
  Principal payments on subordinated debt                            -              -              -              -              -
  Proceeds from subordinated debt                                    -              -              -              -              -
  Debt issuance costs                                           (2,902)             -              -              -         (2,902)
  Net increase (decrease) in collections payable                     -         79,009           (392)             -         78,617
  Net proceeds from issuance of preferred stock                      -              -              -              -              -
  Net proceeds from issuance of common stock                         -              -              -              -              -
  Proceeds from exercise of stock options                        1,640              -              -              -          1,640
  Dividends paid                                                (3,492)             -              -              -         (3,492)
                                                          -------------   ------------   ------------   ------------   ------------

  Net cash provided by (used in) financing activities          395,107         78,620           (392)             -        473,335

Effect of exchange rate changes on cash and cash
  equivalents                                                        -              -              -              -              -
                                                          -------------   ------------   ------------   ------------   ------------
  Net increase (decrease) in cash and cash
    equivalents                                                 21,654        (23,862)        (9,341)             -        (11,549)
Cash and cash equivalents at the beginning of period           146,713        (37,531)         5,302              -        114,484
                                                          -------------   ------------   ------------   ------------   ------------

Cash and cash equivalents at the end of period               $ 168,367    $   (61,393)   $    (4,039)   $         -    $   102,935
                                                          =============   ============   ============   ============   ============